EXHIBIT 16

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Joseph R. Fleming and John V. O'Hanlon its true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign a Registration Statement on Form N-14 relating to the acquisition of the assets of Ivy Asia Pacific Fund by and in exchange for shares of Ivy Pacific Opportunities Fund (formerly, Ivy China Region Fund), each a series of Ivy Fund (the "Registration Statement"), and any notices, amendments or supplements related thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed to these presents as of the 24th day August, 2000.

                                IVY FUND



                                By:      /S/JAMES W. BROADFOOT
                                         ---------------------
                                         James W. Broadfoot, President

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form N-14 relating to the acquisition of the assets of Ivy Asia Pacific Fund by and in exchange for shares of Ivy Pacific Opportunities Fund (formerly, Ivy China Region Fund), each a series of Ivy Fund (the "Registration Statement"), has been signed below by the following persons in the capacities and on the dates indicated. By so signing, the undersigned in his or her capacity as trustee or officer, or both, as the case may be, of Ivy Fund does hereby appoint Joseph R. Fleming and John V. O'Hanlon and each of them, severally, or if more than one acts, a majority of them, his/her true and lawful attorney and agent to execute in his name, place and stead (in such capacity) any and all amendments to the Registration Statement and any post-effective amendments thereto and all instruments necessary or desirable in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys and agents shall have power to act with or without the other and have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and the purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

SIGNATURE                                TITLE                   DATE

/s/ John S. Anderegg, Jr.                Trustee                 August 24, 2000

/s/ Paul H. Broyhill                     Trustee                 August 24, 2000

/s/ James W. Broadfoot                   Trustee/President       August 24, 2000

/s/ Keith J. Carlson                     Trustee/Chairman        August 24, 2000

/s/ Stanley Channick                     Trustee                 August 24, 2000

/s/ Roy J. Glauber                       Trustee                 August 24, 2000

/s/ Dianne Lister                        Trustee                 August 24, 2000

/s/ Joseph G. Rosenthal                  Trustee                 August 24, 2000

/s/ Richard N. Silverman                 Trustee                 August 24, 2000

/s/ J. Brendan Swan                      Trustee                 August 24, 2000

/s/ Edward M. Tighe                      Trustee                 August 24, 2000

/s/ C. William Ferris                    Secretary/Treasurer     August 24, 2000